Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Altair Nanotechnologies Inc. of our reports dated February 25, 2011, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/  Perry-Smith LLP

Sacramento, California
December 22, 2011